UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 5, 2016

HomeStreet, Inc.

(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 Union Street, Ste. 2000, Seattle, WA 98101

(Address of principal executive offices) (Zip Code)

(206) 623-3050

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 5, 2016, HomeStreet, Inc. a Washington corporation (the “Company”) and parent of HomeStreet Bank (the “Bank”) entered into an At Market Issuance Agreement (the “ATM Agreement”) with FBR Capital Markets & Co. and Keefe Bruyette & Woods, Inc. (together, the “Agents”) to sell shares (the “ATM Shares”) of the Company’s common stock, no par value, having an aggregate gross sales price of up to $60,000,000, from time to time, through an “at-the-market” equity offering program (the “ATM Program”).

The sales, if any, of the ATM Shares, may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the NASDAQ Global Select, or other existing trading market for the Company’s common stock, sales made to or through a market maker other than on an exchange or otherwise, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such market prices, or any other methods permitted by law. Subject to the terms and conditions of the ATM Agreement, upon its acceptance of written instructions from the Company, the Agent will use their commercially reasonable efforts to sell on the Company’s behalf all of the designated ATM Shares. The ATM Agreement provides for the Company to pay the Agent effecting the sale a commission equal to 2.0% of the gross sales price per share sold through the Agent under the ATM Agreement. The Company may also sell ATM Shares under the ATM Agreement to each of the Agents, as principals for their respective accounts, at a price per share agreed upon at the time of sale. Actual sales will depend on a variety of factors to be determined by the Company from time to time. The Company has no obligation to sell any of the ATM Shares under the ATM Agreement, and may at any time suspend sales of the ATM Shares under the ATM Agreement.

The ATM Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Agents against certain liabilities on customary terms, subject to limitations on such arrangements imposed by applicable law and regulation. In the ordinary course of its business, the Agents and/or their affiliates have engaged and may engage in commercial and investment banking transactions, financial advisory and other transactions with the Company. The Agents have received, or may receive, customary compensation and expenses.

The Company intends to use the net proceeds, if any, from the ATM Program for general corporate purposes and possible future acquisitions or growth opportunities. The Company may also use a portion of the net proceeds from the ATM Program to provide new capital to the HomeStreet Bank to support its future growth. Pending allocation to specific uses, the Company intends to invest the proceeds in short-term interest-bearing investment grade securities.

The ATM Shares will be offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-195550) (as amended, the “Registration Statement”), which became effective on June 2, 2014, and the related Prospectus dated April 29, 2014, and the Prospectus Supplement dated December 6, 2016 as each may be amended from time to time.

The foregoing description of the ATM Agreement does not purport to be complete and is qualified in its entirety by reference to the ATM Agreement. The ATM Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The description of the ATM Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

Item 7.01 Regulation FD Disclosure

On December 6, 2016, the Company issued a press release announcing the commencement of the ATM Program. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Exhibits

Exhibit No.	Description

1.1	At Market Issuance Agreement dated December 5, 2016 by and among HomeStreet, Inc., FBR Capital Markets & Co and Keefe, Bruyette & Woods, Inc.

5.1	Opinion of Davis Wright Tremaine LLP

23.1	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)

99.1	Press Release issued December 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2016.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, General Counsel,
Chief Administrative Officer & Corporate Secretary